Exhibit 3.2

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

TUDOU HOLDINGS LIMITED

(adopted by a Special Resolution passed on October 28, 2010 and effective conditional and immediately upon completion of the Company’s initial public offering of ordinary shares represented by American Depositary Shares)

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

TUDOU HOLDINGS LIMITED

(adopted by a Special Resolution passed on October 28, 2010 and effective conditional and immediately upon completion of the Company’s initial public offering of ordinary shares represented by American Depositary Shares)

1	The name of the Company is Tudou Holdings Limited.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2010 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5	The authorised share capital of the Company is US$1,000,000 divided into (a) 9,990,000,000 ordinary shares of a nominal or par value of US$0.0001 each, of which (i) 12,357,500 are designated as Class A ordinary shares and (ii) 9,977,642,500 are designated as Class B ordinary shares, and (b) 10,000,000 preferred shares of a nominal or par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

TUDOU HOLDINGS LIMITED

(adopted by a Special Resolution passed on October 28, 2010 and effective conditional and immediately upon completion of the Company’s initial public offering of ordinary shares represented by American Depositary Shares)

INTERPRETATION

1.	In these Articles Table A in the First Schedule to the Companies Law does not apply and, unless there is something in the subject or context inconsistent therewith, the defined terms shall have the meanings assigned to them as follows:

“Affiliate”

in respect of a person, any other person that, directly or indirectly, through (1) one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of any member of the Investor Group and any of its transferees or assignees, shall include (A) any person who holds Shares as a nominee for such entity, (B) any shareholder of such entity, (C) any entity or individual which has a direct and indirect interest in such member (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any person that directly or indirectly controls, is controlled by, under common control with, or is managed by such member or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals;

“Articles”

these articles of association of the Company, as from time to time altered or added to in accordance with the Statutes and these Articles;

“Board”

the board of directors of the Company;

“business day”

a day (excluding Saturdays or Sundays), on which banks in Hong Kong, Beijing and New York are open for general banking business throughout their normal business hours;

“Chairman”

shall bear the meaning as ascribed to it in Article 86(c);

“Commission”

Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Companies Law”

the Companies Law (2010 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;

“Company”

Tudou Holdings Limited, a Cayman Islands exempted company limited by shares;

“Company’s Website”

the website of the Company, the address or domain name of which has been notified to Members;

“Designated Stock Exchange”

the Global Market of The Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange or any other internationally recognised stock exchange where the Company’s securities are traded;

“Directors”

the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“dividend”

includes an interim dividend;

“electronic” or “electronically”

the meaning given to it in the Electronic Transactions Law (2003 Revision) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefore;

“electronic communication”

electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“in writing”

includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

“Member”

a person whose name is entered in the Register of Members as the holder of a share or shares;

“Memorandum of Association”

the Memorandum of Association of the Company, as amended and re-stated from time to time;

“month”

calendar month;

“Ordinary Resolution”

a resolution:

(a)	passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being an organisation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“paid up”

paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Register of Members”

the register to be kept by the Company in accordance with the Companies Law;

“Registered Office”

the registered office for the time being of the Company;

“Seal”

the common seal of the Company including any facsimile thereof;

“Securities Act”

the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“share”

any share in the capital of the Company and includes a fraction of a share;

“signed”

includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Special Resolution”

a special resolution passed in accordance with Section 60 of the Companies Law and includes a unanimous written resolution;

“Statutes”

the Companies Law and other laws and regulations of the Cayman Islands for the time being in force concerning companies and affecting the Company; and

“year”

calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender shall include the feminine gender;

(c)	words importing persons shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(h)	Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.	The Registered Office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

6.	Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A ordinary share shall be entitled to four (4) votes on all matters subject to vote at general meetings of the Company, and each Class B ordinary share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company.

7.	Each Class A ordinary share is convertible into one (1) Class B ordinary share at any time by the holder thereof. The right to convert shall be exercisable by the holder of the Class A ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class A ordinary shares into Class B ordinary shares.

8.	Upon any sale, pledge, transfer, assignment or disposition of Class A ordinary shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class A ordinary shares shall be automatically and immediately converted into an equal number of Class B ordinary shares.

9.	In the event that Mr. Gary Wei Wang ceases to be employed by the Company as chief executive officer, all the Class A ordinary shares then issued and outstanding shall be automatically and immediately converted into an equal number into Class B ordinary shares.

10.	Any conversion of Class A ordinary shares into Class B ordinary shares pursuant to these Articles shall be effected by means of the re-designation of the relevant Class A ordinary share as a Class B ordinary share. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation of the relevant Class A ordinary shares as Class B ordinary shares.

11.	In no event shall Class B ordinary shares be convertible into Class A ordinary shares.

12.	Save and except for voting rights and conversion rights as set out in Articles 6 to 9 (inclusive), the Class A ordinary shares and the Class B ordinary shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

ISSUE OF SHARES

13.	Subject to applicable law, rules, regulations and the relevant provisions, if any, in the Memorandum of Association, the Directors may, in their absolute discretion and without the approval of the holders of the Company’s outstanding shares, cause the Company to issue such amounts of additional shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the then outstanding shares, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

14.	The Company shall maintain a Register of Members and every person whose name is entered as a Member in the Register of Members shall, without payment, be entitled to a certificate within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register of Members.

15.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

16.	Any two or more certificates representing shares of any one class held by any Member may at the Member’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of $1.00 or such smaller sum as the Directors shall determine.

17.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

18.	In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

19.	(a)	The instrument of transfer of any share shall be in writing and in such usual or common form or such other form as the Directors may in their discretion approve and be executed by or on behalf of the transferor and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

(b)	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

(c)	The Directors may, in their absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or upon which the Company has a lien.

(d)	The Directors may also decline to register any transfer of any share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

(v)	the shares transferred are free of any lien in favour of the Company; or

(vi)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Directors may from time to time require is paid to the Company in respect thereof.

(e)	If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to each of the transferor and transferee notice of the refusal.

20.	The registration of transfers of shares may, after not less than 14 days’ notice has been given by advertisement in an appointed newspaper or any other newspapers or by any other means (including by electronic means) in accordance with the requirements of the Designated Stock Exchange to that effect, be suspended and the Register of Members closed at such times and for such periods (not exceeding in the whole 30 calendar days in any year) as the Directors may determine.

REDEMPTION AND PURCHASE OF OWN SHARES

21.	Subject to the provisions of the Statutes and these Articles, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Member or the Company on such terms and in such manner as may be determined, before the issue of such shares, by either the Board or by the Members by Special Resolution;

(b)	purchase its own shares (including any redeemable shares) provided that the Members shall have approved the manner of purchase by ordinary resolution or the manner of purchase shall be in accordance with the following Articles 22 or 23 (this authorisation is in accordance with section 37(2) of the Companies Law or any modification or re-enactment thereof for the time being in force); and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statutes, including out of capital.

22.	Purchase of shares represented by ADSs listed on a Designated Stock Exchange: the Company is authorised to purchase any shares which are represented by ADSs listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)	in the event that the Company purchases any ADSs, it shall also purchase the shares underlying such ADSs in accordance with this Article;

(b)	the purchase price shall be paid by the Company to the seller of the relevant ADSs;

(c)	the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share; and

(d)	the repurchase of the ADSs and the underlying shares shall be at such time, at such price and on such other terms as determined and agreed by the Directors in their sole discretion provided however that:

(i)	such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the ADSs on the Designated Stock Exchange; and

(ii)	at the time of the repurchase, the Company is able to pay its debts as they fall due in the ordinary course of its business.

23.	Purchase of shares not represented by ADSs listed on a Designated Stock Exchange: the Company is authorised to purchase any shares not underlying ADSs listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)	the Company shall serve a repurchase notice in a form approved by the Directors on the Member from whom the shares are to be repurchased at least two business days prior to the date specified in the notice as being the repurchase date;

(b)	the price for the shares being repurchased shall be such price as agreed between the Directors and the applicable Member;

(c)	the date of repurchase shall be the date specified in the repurchase notice; and

(d)	the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Directors and the applicable Member in their sole discretion.

24.	The purchase of any share shall not oblige the Company to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

25.	The holder of the shares being purchased shall be bound to deliver up to the Company at its Registered Office or such other place as the Directors shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS ATTACHING TO SHARES

26.	If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

27.	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class.

28.	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

COMMISSION ON SALE OF SHARES

29.	The Company may, in so far as the Statutes from time to time permit, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

30.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

31.	The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

32.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or to the persons entitled thereto by reason of the death or bankruptcy of such registered holder.

33.	To give effect to any such sale, the Directors may authorise any person to transfer the shares sold to, or in accordance with the direction of, the purchaser thereof. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

34.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

35.	The Directors may from time to time make calls upon the Members in respect of any money unpaid on their shares, and each Member shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

36.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

37.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors may waive payment of that interest wholly or in part.

38.	An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value of the share or premium or otherwise, shall be deemed to be a call and if it is not paid, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

39.	The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

40.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would otherwise become payable) pay interest at such rate as may be agreed upon between the Member paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

41.	If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

42.	The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

43.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

44.	A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

45.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of all monies due and payable by him with respect to those shares.

46.	A certificate in writing under the hand of a Director of the Company that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the par value of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

48.	The Company shall be entitled to charge a fee not exceeding one dollar ($1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

49.	The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share. The estate of a deceased Member is not thereby released from any liability in respect of any share, which had been jointly held by him.

50.	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to have some person nominated by him as the transferee. If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

51.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

52.	The Company may by Ordinary Resolution:

(a)	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

53.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

54.	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfers, transmission, forfeiture and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

55.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

56.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose.

57.	If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

58.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

59.	(a)	The Company may hold an annual general meeting but shall not (unless required by the Companies Law) be obliged to hold an annual general meeting.

(b)	At these meetings the report of the Directors (if any) shall be presented.

60.	(a)	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)	A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. (10%) in par value of the share capital of the Company as at that date carries the right of voting at general meetings of the Company.

(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Company’s principal place of business (with a copy sent to the Registered Office), and may consist of several documents in like form each signed by one or more requisitionists.

(d)	If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

61.	At least 7 calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting by Members (or their proxies) having a right to attend and vote at the meeting and holding not less than seventy-five per cent (75%) in par value of the shares giving that right.

62.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

63.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Two or more Members holding not less than an aggregate of one-third of all voting share capital of the Company in issue present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative or proxy and entitled to vote shall be a quorum for all purposes. A person may participate at a general meeting by conference telephone or other communication equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

64.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

65.	The Chairman of the Board shall preside as chairman at every general meeting of the Company, but if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

66.	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall elect one of their number to be chairman of the meeting.

67.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 calendar days or more, not less than 7 calendar days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

69.	A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

70.	In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

VOTES OF MEMBERS

71.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, every Member present in person and every person representing a Member by proxy at a general meeting of the Company shall have four (4) votes for each Class A ordinary share registered in his name in the Register of Members and one (1) vote for each Class B ordinary share registered in his name in the Register of Members.

72.	In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

73.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

74.	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75.	Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

76.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

77.	A Member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

78.	A resolution in writing signed (in one or more counterparts) by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

PROXIES

79.	Subject to Article 81, the instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

80.	The instrument appointing a proxy shall be deposited at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

81.	The instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. If and to the extent allowed by the Statutes, Members may provide proxies electronically.

82.	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company, before the commencement of the general meeting or adjourned meeting at which the proxy is sought to be used.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

83.	Any corporation or other non-natural person which is a Member or a Director may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board or of a committee of the Board, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

CLEARING HOUSES

84.	If a clearing house (or its nominee) is a Member, it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of shares specified in such authorisation.

SHARES THAT MAY NOT BE VOTED

85.	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

86.	(a)	Unless otherwise determined by the Company in a general meeting, the number of Directors shall not be less than three and not more than 10. The Directors shall be elected or appointed by the Members at a general meeting or by the Board in accordance with these Articles.

(b)	Each Director shall hold office until the expiration of his term and until his successor shall have been elected and qualified.

(c)	The Board shall have a Chairman of the Board elected and appointed by a majority of the Directors then in office.

(d)	The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board or as an addition to the existing Board.

(e)	The Directors may appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board. Any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

87.	A Director may be removed from office by Special Resolution at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

88.	The Directors may, from time to time adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Directors shall determine by resolution from time to time.

89.	A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and of all classes of shares of the Company.

RETIREMENT OF DIRECTORS

90.	At each annual general meeting after the adoption of these Articles, all Directors shall retire from office and be eligible for re-election. For the avoidance of doubt, every Director shall be subject to retirement in accordance with this Article at least once every year.

DIRECTORS’ FEES AND EXPENSES

91.	The Directors may receive such remuneration as the Directors may from time to time determine. A Director may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

92.	Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Directors goes beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Articles.

ALTERNATE DIRECTOR

93.	Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate director shall not be deemed to be the agent of the Director appointing him. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

94.	Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director or, in the absence of such instructions, at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

95.	Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

96.	Subject to these Articles, the Directors may from time to time appoint any person, whether or not a director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, one or more Vice Presidents, Chief Operating Officer, Chief Financial Officer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

97.	The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

98.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit, and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

99.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

100.	The Directors may establish any committees, local boards or agencies, or appoint any person to be a manager or agent, for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards and may fix the remuneration of any of the aforesaid. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

101.	The Directors may delegate to any such committee, local board, agency, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

102.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

103.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

104.	The office of Director shall be vacated, if the Director:

(a)	dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	without special leave of absence from the Board, is absent from three consecutive meetings of the Board and the Board resolves that his office be vacated; or

(e)	if he shall be removed from office pursuant to these Articles or the Statutes.

PROCEEDINGS OF DIRECTORS

105.	(a)	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Subject to Article 105(b), questions arising at any meeting of the Directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting shall not have a second or casting vote. A Director may at any time summon a meeting of the Directors by at least three calendar days’ notice in writing to every other Director and alternate Director, which notice shall set forth the general nature of the business to be considered, unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

	(b)	Notwithstanding anything to the contrary in the Memorandum of Association and these Articles, the following matters shall require the affirmative vote of at least two-thirds of all the Directors:

		(i)	the appointment of either of the chief executive officer or chief financial officer;

		(ii)	any anti-takeover action in response to a takeover attempt;

		(iii)	any merger or consolidation of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger or consolidation held shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

		(iv)	the sale or transfer of all or substantially all of the assets of the Company; and

		(v)	any change in the number of Directors on the Board (subject to Article 87 and Articles 104(a), (b) and (c)).

106.	A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

107.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

108.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

109.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director or alternate Director is in any way interested be liable to be voided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director or alternate director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

110.	Any Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein contained shall authorise a Director or alternate Director, or his firm, to act as auditor to the Company.

111.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112.	When the Chairman signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113.	A resolution in writing signed (in one or more counterparts) by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Directors as the case may be, duly called and constituted.

114.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

115.	The Chairman shall preside as chairman at every meeting of the Board. To the extent that the Chairman is not present at any meeting within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

116.	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the committee members present may choose one of their number to be chairman of the meeting.

117.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

118.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

119.	A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

120.	Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

121.	Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends or distributions, but no dividend or distribution shall exceed the amount recommended by the Directors.

122.	The Directors may, before recommending or declaring any dividend or distribution, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or distributions, or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

123.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the Member or by cheque sent to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

124.	The Directors when paying dividends or distributions to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

125.	No dividend or distribution shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

126.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, all dividends or distributions shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company, dividends or distributions may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

127.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

128.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend, distribution or other moneys payable on or in respect of the share.

129.	No dividend or distribution shall bear interest against the Company. Any dividend or distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Member. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

BOOK OF ACCOUNTS

130.	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

131.	The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

132.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statutes or authorised by the Directors or by the Company by Ordinary Resolution.

133.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors.

ANNUAL RETURNS AND FILINGS

134.	The Directors shall make the requisite annual returns and any other requisite filings in accordance with the Companies Law.

AUDIT

135.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

136.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

137.	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

THE SEAL

138.	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or an officer or other person appointed by the Directors for the purpose.

139.	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

140.	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

CAPITALISATION OF PROFITS

141.	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

NOTICES

142.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile, or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

143.	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

144.	Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

145.	Any notice or other document, if served by (a) post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted, or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

146.	Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

147.	Notice of every general meeting shall be given to:

(a)	every person shown as a Member in the Register of Members on the record date for such meeting except in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and Alternate Director.

No other person shall be entitled to receive notices of general meetings.

148.	Whenever notice is required to be given under any provision of these Articles, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members, Directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by these Articles.

INFORMATION

149.	No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the Members to communicate to the public.

INDEMNITY

150.	To the fullest extent permissible under the Companies Law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles) or officer of the Company (including for the purposes of this Article former Directors and former officers) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a Director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

151.	Expenses (including attorneys’ fees, costs and charges) incurred by a Director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Company pursuant to Article 150.

152.	No such Director or officer of the Company shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

FINANCIAL YEAR

153.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

WINDING UP

154.	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

155.	Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is any liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY

156.	Subject to the Companies Law and these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

157.	Subject to these Articles, the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.